UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 15, 2016

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Secured Promissory Note to Direct Edge Screenworks, Inc.

On March 15, 2016, BioCorRx, Inc. ("BioCorRx" or the "Company") issued to Direct Edge Screenworks, Inc. ("Holder") a Secured Promissory Note ("Note") in the principal amount of $360,000. The sum of $300,000 will be remitted to the Company and $60,000 will be retained by the Holder through an original issue discount set at 16.67% ($60,000).

Under the terms of the Note, the Company agreed to pay the Holder the principal amount of the Note and all accrued and unpaid interest on the 90th day following the date of the Note. The Note does not bear any interest, other than the interest attributable to the original issue discount described above. However, if an event of default occurs, all amounts owed by the Company under the Note will bear interest at 1.5%.

The Company may pre-pay the Note in the full at any time without penalty or premium. Any partial prepayment of the Note requires the consent of the Holder. Prior to the 45th day following the date of the Note, the Company may re-pay the Note in full by paying the Holder $330,000, plus any fees, costs, expenses and accrued interest so long as there has not been, and there is not continuing, an event of default at the time of repayment. Repayment under such term would result in a reduction in the original issue discount to 9.01%.

If the Company consummates a transaction (or a series of transactions) for bona fide equity financing purposes, the Company will use the proceeds of such financing to immediately repay this Note in full. If the amount the Company receives in such financing is insufficient to repay the full amount the Note, then then total amount received by the Company from the financing will be used towards repayment of the Note.

Under the Note, as collateral security for the full repayment of the Note and the performance of its obligations under the Note, the Company also granted the Holder a security interest to certain specified collateral and the revenue attributable to such collateral. If there is an event of default under the terms of the Note, the Holder may exercise all rights and remedies of a secured party under the UCC. However, if the event of default is solely the result of the Company's inability to close an equity financing with Alpine Creek Capital Partners LLC (or its affiliate) (the "Equity Financing") prior to the maturity date of the Note, then the Holder will not exercise its rights and remedies with respect to the collateral until the earlier to occur of (i) two (2) business days following the date that the Company receives funding and closes the Equity Financing, and (ii) the date that is sixty (60) days following the date that the payments upon an event of default become due and payable (the "Cure Period"). The Cure Period will only apply to the extent there is no material impairment to the value of the collateral during the Cure Period or to the extent that the Holder and its rights with respect to the collateral would not otherwise be materially prejudiced under the UCC. During the Cure Period, the Company will exercise all commercially reasonable efforts to cure the event of default and will continue to comply with all other provision of the Note, which will continue in full force and effect.

The foregoing description of the Note is qualified in its entirety by reference to such Note which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Secured Promissory Note, dated March 15, 2016, by and between the Company and Direct Edge Screenworks, Inc.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: March 18, 2016	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director